Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

Reports highest operating revenue and operating income for any quarter and year in Marten’s history

MONDOVI, Wis., January 26, 2021 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported the highest operating revenue and operating income for any quarter and year in Marten’s history. For the fourth quarter ended December 31, 2020, net income improved 24.5% to $19.6 million, or 24 cents per diluted share, from $15.7 million, or 19 cents per diluted share, for the fourth quarter of 2019. For the year ended December 31, 2020, net income improved 13.8% to $69.5 million, or 84 cents per diluted share, from $61.1 million, or 74 cents per diluted share, for 2019.

Operating Results Comparison

	Percentage	Percentage
	Increase	Increase
	Three Months	Year
	Ended	Ended
	December 31,	December 31,
	2020 vs. 2019	2020 vs. 2019

Operating revenue	4.7%	3.7%

Operating revenue, net of fuel surcharges	8.8%	6.8%

Operating income	36.0%	21.9%

Net income	24.5%	13.8%

Operating revenue improved 4.7% to a record $227.3 million for the fourth quarter of 2020 from $217.2 million for the fourth quarter of 2019, and improved 3.7% to a record $874.4 million for 2020 from $843.3 million for 2019. Excluding fuel surcharges, operating revenue improved 8.8% to $207.0 million for the 2020 quarter from $190.2 million for the 2019 quarter, and improved 6.8% to $790.6 million for 2020 from $739.9 million for 2019. Fuel surcharge revenue decreased to $20.4 million for the 2020 quarter from $27.0 million for the 2019 quarter and decreased to $83.8 million for 2020 from $103.4 million for 2019 due to significantly lower fuel prices.

Operating income improved 36.0% to a record $25.6 million for the fourth quarter of 2020 from $18.8 million for the fourth quarter of 2019, and improved 21.9% to a record $93.2 million for 2020 from $76.5 million for 2019.

Operating expenses as a percentage of operating revenue improved to 88.8% for the fourth quarter of 2020 from 91.3% for the fourth quarter of 2019. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 87.7% from 90.1%.

Operating expenses as a percentage of operating revenue improved to 89.3% for 2020 from 90.9% for 2019. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 88.2% from 89.7%.

Chairman and Chief Executive Officer Randolph L. Marten said, “Our relentless pursuit of continuous operating improvement just produced the highest operating revenue and operating income for any quarter and year in our 75-year history. Our 2020 operating ratio, net of fuel surcharges, was also the best ratio for any year since we became a public company in 1986. Our 21.9% operating income improvement in 2020 continues the strong growth we achieved in 2019 of 8.7% and in 2018 of 23.7%. Success breeds success, driven by the smart, disciplined work of our talented people.”

“We have been increasing and will continue to increase the compensation for our premium services within the tight freight market. We also improved our Truckload miles per tractor by 6.3% in the fourth quarter of 2020 and by 6.2% for the full year by making disciplined data-driven decisions and adjustments utilizing our in-house operating technology. We expect to continue to build on our success in expanding the capacity we provide within our unique multifaceted business model across our diverse customer base by offering the best careers for the industry’s top, experienced drivers.”

“We embrace our responsibility to keep our valued drivers, maintenance personnel and employees across all functions and regions safe and healthy as they each contribute to our transporting and distributing the food, beverages and other consumer goods essential to millions of people in North America. This includes our paying $3.4 million in 2020 for medical claims involving COVID-19, pay to employees off-work while recovering from COVID-19, and for safety measures including providing masks and hand sanitizer (purchasing the components, preparing and distributing over 6,000 bottles in March when sanitizer was not available), increasing the frequency and extent of cleaning processes to our facilities and tractors, and modifying our facilities for improved social distancing.”

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share information)	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,127	$31,461
Receivables:
Trade, net	83,426	90,712
Other	4,202	11,055
Prepaid expenses and other	21,903	20,938
Total current assets	175,658	154,166

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	930,123	904,237
Accumulated depreciation	(275,950)	(263,843)
Net property and equipment	654,173	640,394
Other noncurrent assets	1,805	2,026
Total assets	$831,636	$796,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,702	$22,917
Insurance and claims accruals	39,595	31,729
Accrued and other current liabilities	24,497	21,680
Total current liabilities	89,794	76,326
Deferred income taxes	121,098	122,022
Noncurrent operating lease liabilities	411	649
Total liabilities	211,303	198,997

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 82,705,005 shares at December 31, 2020, and 82,055,199 shares at December 31, 2019, issued and outstanding	827	821
Additional paid-in capital	85,070	79,465
Retained earnings	534,436	517,303
Total stockholders’ equity	620,333	597,589
Total liabilities and stockholders’ equity	$831,636	$796,586

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2020	2019	2020	2019

Operating revenue	$227,333	$217,185	$874,374	$843,271

Operating expenses (income):
Salaries, wages and benefits	79,121	72,707	300,155	274,156
Purchased transportation	40,937	41,596	154,613	158,948
Fuel and fuel taxes	24,700	31,437	98,133	121,341
Supplies and maintenance	11,314	11,998	47,815	46,737
Depreciation	25,914	24,842	102,893	95,137
Operating taxes and licenses	2,837	2,678	10,840	10,100
Insurance and claims	12,294	8,846	47,454	38,201
Communications and utilities	2,050	1,908	8,011	7,709
Gain on disposition of revenue equipment	(2,834)	(3,343)	(8,733)	(8,680)
Gain on disposition of facility	-	-	(1,718)	-
Other	5,442	5,729	21,665	23,124

Total operating expenses	201,775	198,398	781,128	766,773

Operating income	25,558	18,787	93,246	76,498

Other	(13)	(262)	(140)	(1,190)

Income before income taxes	25,571	19,049	93,386	77,688

Income taxes expense	5,967	3,301	23,886	16,617

Net income	$19,604	$15,748	$69,500	$61,071

Basic earnings per common share	$0.24	$0.19	$0.84	$0.75

Diluted earnings per common share	$0.24	$0.19	$0.84	$0.74

Dividends declared per common share	$0.54	$0.02	$0.633	$0.513

  MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2020	2019	2020 vs. 2019	2020 vs. 2019
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$87,460	$82,991	$4,469	5.4%
Truckload fuel surcharge revenue	8,733	12,278	(3,545)	(28.9)
Total Truckload revenue	96,193	95,269	924	1.0

Dedicated revenue, net of fuel surcharge revenue	71,313	59,570	11,743	19.7
Dedicated fuel surcharge revenue	9,670	11,345	(1,675)	(14.8)
Total Dedicated revenue	80,983	70,915	10,068	14.2

Intermodal revenue, net of fuel surcharge revenue	20,817	21,132	(315)	(1.5)
Intermodal fuel surcharge revenue	1,959	3,391	(1,432)	(42.2)
Total Intermodal revenue	22,776	24,523	(1,747)	(7.1)

Brokerage revenue	27,381	26,478	903	3.4

Total operating revenue	$227,333	$217,185	$10,148	4.7%

Operating income:
Truckload	$11,270	$7,110	$4,160	58.5%
Dedicated	9,900	8,110	1,790	22.1
Intermodal	2,166	1,472	694	47.1
Brokerage	2,222	2,095	127	6.1
Total operating income	$25,558	$18,787	$6,771	36.0%

Operating ratio:
Truckload	88.3%	92.5%
Dedicated	87.8	88.6
Intermodal	90.5	94.0
Brokerage	91.9	92.1
Consolidated operating ratio	88.8%	91.3%

 MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2020	2019	2020 vs. 2019	2020 vs. 2019
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$342,357	$329,304	$13,053	4.0%
Truckload fuel surcharge revenue	36,791	48,696	(11,905)	(24.4)
Total Truckload revenue	379,148	378,000	1,148	0.3

Dedicated revenue, net of fuel surcharge revenue	271,550	223,935	47,615	21.3
Dedicated fuel surcharge revenue	38,234	42,049	(3,815)	(9.1)
Total Dedicated revenue	309,784	265,984	43,800	16.5

Intermodal revenue, net of fuel surcharge revenue	79,944	77,750	2,194	2.8
Intermodal fuel surcharge revenue	8,789	12,644	(3,855)	(30.5)
Total Intermodal revenue	88,733	90,394	(1,661)	(1.8)

Brokerage revenue	96,709	108,893	(12,184)	(11.2)

Total operating revenue	$874,374	$843,271	$31,103	3.7%

Operating income:
Truckload	$39,637	$29,666	$9,971	33.6%
Dedicated	40,909	31,245	9,664	30.9
Intermodal	5,730	6,612	(882)	(13.3)
Brokerage	6,970	8,975	(2,005)	(22.3)
Total operating income	$93,246	$76,498	$16,748	21.9%

Operating ratio:
Truckload	89.5%	92.2%
Dedicated	86.8	88.3
Intermodal	93.5	92.7
Brokerage	92.8	91.8
Consolidated operating ratio	89.3%	90.9%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
Truckload Segment:
Revenue (in thousands)	$96,193	$95,269	$379,148	$378,000
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,116	$3,736	$3,926	$3,797
Average tractors(1)	1,617	1,690	1,668	1,663
Average miles per trip	526	554	547	548
Non-revenue miles percentage(2)	10.4%	12.0%	10.7%	11.6%
Total miles (in thousands)	40,185	39,538	165,267	155,177

Dedicated Segment:
Revenue (in thousands)	$80,983	$70,915	$309,784	$265,984
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,350	$3,286	$3,316	$3,378
Average tractors(1)	1,620	1,380	1,566	1,272
Average miles per trip	303	313	305	315
Non-revenue miles percentage(2)	0.7%	0.6%	0.7%	0.7%
Total miles (in thousands)	34,044	29,114	132,597	108,814

Intermodal Segment:
Revenue (in thousands)	$22,776	$24,523	$88,733	$90,394
Loads	8,708	9,731	36,444	36,309
Average tractors	125	107	106	91

Brokerage Segment:
Revenue (in thousands)	$27,381	$26,478	$96,709	$108,893
Loads	13,928	15,690	58,986	63,200

At December 31, 2020 and December 31, 2019:
Total tractors(1)	3,331	3,212
Average age of company tractors (in years)	1.6	1.8
Total trailers	5,395	5,464
Average age of company trailers (in years)	3.0	2.4
Ratio of trailers to tractors(1)	1.6	1.7

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2020	2019	2020	2019

Net cash provided by operating activities	$34,891	$34,439	$189,598	$156,460
Net cash (used for) investing activities	(12,577)	(42,020)	(106,325)	(140,509)
Net cash (used for) financing activities	(44,466)	(1,438)	(48,607)	(41,253)

Weighted average shares outstanding:
Basic	82,690	82,043	82,527	81,945
Diluted	83,311	82,824	83,164	82,670

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 143 and 92 tractors as of December 31, 2020 and 2019, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.